Exhibit 99.(d)(2)(i)

                        VAN ECK WORLDWIDE INSURANCE TRUST

                         WORLDWIDE ABSOLUTE RETURN FUND


             Schedule Identifying Details of Sub-Advisory Contracts


PARTY                                       DATE SIGNED AGREEMENT

Analytic Investors, Inc.                         May 1, 2003

AXA Rosenberg investment                         May 1, 2003
Management LLC

Lazard Asset Management LLC                      December 26, 2006

Martingale Asset Management L.P.                 May 1, 2003

PanAgora Asset Management, Inc.                  May 1, 2003